UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2015

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Jacksonville 140 Agreement

On October 13, 2015, Reven Housing Florida 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Fifth Amendment dated October 13, 2015 to that Single Family Homes Real Estate Purchase and Sale Agreement dated February 27, 2015, as subsequently amended (the “Jacksonville 140 Agreement”), with ADCIP, LLC, a Delaware limited liability company, and ADCIP II, LLC, a Delaware limited liability company, APICDA LLC, a Delaware limited liability company, BPICDA LLC, a Delaware limited liability company, CPICDA LLC, a Delaware limited liability company, DPICDA LLC, a Delaware limited liability company, EPICDA LLC, a Delaware limited liability company and FPICDA LLC, a Delaware limited liability company (collectively, the “Jacksonville 140 Sellers”).

The Amendment was entered into for the sole purpose of adding additional selling parties among the Jacksonville 140 Sellers. The Jacksonville 140 Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2015.

Silvergate Financing

On October 14, 2015, Reven Housing Florida 2, LLC (“Borrower”), a Delaware limited liability company and a wholly-owned subsidiary of the Company, issued a Promissory Note Secured by Deeds of Trust (the “Note”) to Silvergate Bank, a California corporation (“Lender”), in the principal amount of $5,015,060.00 (the “Aggregate Principal Amount”). The entire balance of principal and accrued interest and other amounts then outstanding on the Note (the “Loan”) are due and payable on November 5, 2020 (the “Maturity Date”). Interest accrues and is payable monthly on the Loan at the rate equal to one percent (1.00%) points over the “PRIME RATE” as published in The Wall Street Journal. Commencing on December 5, 2015 and continuing on the fifth day of each calendar month through and including November 5, 2017, Borrower shall pay interest in arrears for the prior calendar month. Commencing on December 5, 2017 and continuing on the fifth day of each of the next calendar months thereafter through and including October 5, 2020, Borrower shall pay to Lender monthly payments of principal and interest in an amount equal to the amount which would be sufficient to amortize the outstanding principal balance under the Note at the then effective interest rate over the then remaining portion of an amortization period commencing November 5, 2017 and ending on November 4, 2042. The Note is secured by those certain Mortgages, Assignments of Leases and Rents, Security Agreements and Fixture Filings dated October 9, 2015, executed by Borrower for the benefit of Lender (the “Mortgages”).

Borrower has no right to prepay any principal of the Note except that, so long as no event of default exists under the Note or any of the Deeds of Trust at the time of prepayment, Borrower has the right to prepay the principal of the Note, in whole only and not in part, upon at least 30 days but not more than 60 days advance written notice, provided that Borrower pays, concurrently with such prepayment, all accrued and unpaid interest under the Note and a prepayment premium equal to three percent (3%) of the amount prepaid for a prepayment on or before November 5, 2017; with no prepayment premium thereafter. The Note and the Deeds of Trust contain customary terms and conditions, including, without limitation, customary events of default and acceleration upon default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events.

Additionally, in connection with the Loan, Borrower entered into that certain Unsecured Environmental Indemnity, dated October 9, 2015, with Lender (the “Environmental Indemnity”). The Environmental Indemnity provides that if Borrower were to default under the Loan and as a consequence Lender were to acquire title to any of the properties subject to the Deeds of Trust, Borrower would indemnify Lender for any liability, to the extent there is any such liability, that it would incur as the owner of the applicable property for claims arising out of any hazardous materials or toxic substances present on such property on or before the date of the conveyance of such property to Lender. As a condition to the Loan, Lender required that Borrower indemnify Lender against such liability.

On October 9, 2015, Borrower, Lender and Suncoast Property Management, LLC (“Property Manager”), entered into that certain Subordination of Management Agreement (the “Subordination Agreement”). Property Manager is the property manager retained by Borrower to provide certain management and leasing services with respect to the properties owned by Borrower in the Jacksonville, Florida metropolitan area. As a condition to the Loan, Lender required that Borrower and Property Manager enter into the Subordination Agreement to provide for the subordination of the rights of Property Manager to any management fees from Borrower with respect to those properties it manages in all respects to the payment of the Loan.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Jacksonville 140 (Florida)

On October 14, 2015, the Company completed the acquisition of 45 properties located in the Jacksonville, Florida metropolitan area. The 45 properties are part of a portfolio of 140 single-family homes the Company has contracted to purchase from the Jacksonville 140 Sellers (as defined in Item 1.01 above) pursuant to the Jacksonville 140 Agreement referred to in Item 1.01 above. The Jacksonville 140 Sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price for the 45 acquired properties was approximately $3,057,000, exclusive of closing costs. The Company funded the purchase by utilizing proceeds from a new loan financing from Silvergate Bank in La Jolla, California with a total principal balance of $5,015,060, which is more fully described in Item 1.01 above. The acquired properties average 1,320 square feet and are mostly three-bedroom, two bath homes. Of the acquired properties, 38 are currently subject to one-year leases, five are subject to multi-year leases and two are subject to month-to-month leases.

Pursuant to the Jacksonville 140 Agreement, the closing date for the Company’s purchase of the remaining 95 homes in the Jacksonville 140 portfolio is December 31, 2015. The Company’s purchase of the remaining 95 single-family homes is subject to the Company’s due diligence review of the properties and the Company’s receipt of the additional capital or financing commitments. There can be no assurance that the Company will consummate the acquisition of the balance of the portfolio.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 of this Current Report on Form 8-K regarding the description of the Loan and the material terms and conditions related thereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: October 19, 2015	/s/ Thad L. Meyer
Thad L. Meyer,
Chief Financial Officer